Exhibit 10.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is effective as of November 21, 2014 by and among INDIGO-ENERGY, INC., a Nevada corporation (“Buyer”), Rajinder Brar, as the majority stockholder of Seller (as defined in Recital A below) (“Seller’s Principal Stockholder”), and ________________________, as Escrow Agent (“Escrow Agent”).

RECITALS

A. Pursuant to an Agreement and Plan of Merger, effective as of September 2, 2014, as amended effective as of November 20, 2014 (the “Merger Agreement”), by and among Buyer, HDIMAX, INC, a Delaware corporation (“Seller”), and HDIMAX ACQUISITION CORPORATION, a Nevada corporation (“Acquisition Corp.”), Acquisition Corp. will be merged with and into Seller.

B. Pursuant to the Merger Agreement, Buyer and Seller have agreed that Buyer will cause to be deposited with Escrow Agent two percent (2%) of the aggregate shares of Buyer Common Stock to be issued pursuant to Section 1.2(a) of the Merger Agreement to Seller’s Principal Stockholder (the “Indemnification Escrow Shares”) as security for all eventual Indemnifiable Claims under Section 8.2 of the Merger Agreement, which shares will be placed and maintained in an escrow account (the “Escrow Account”) to be administered by Escrow Agent in accordance with this Agreement.

C. Buyer and Seller desire to arrange for such escrow and appoint Escrow Agent as escrow agent in accordance with the terms of this Agreement.

AGREEMENT

In consideration of the covenants and agreements contained in this Agreement, the parties agree as follows:

1. Interpretation and Definitions. This Agreement is being executed and delivered pursuant to Sections 1.3(h) and 8.1 of the Merger Agreement and is the Escrow Agreement referred to therein. The terms and conditions of the Merger Agreement are hereby incorporated by reference into this Agreement but only for such purposes as the context of this Agreement may require. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Merger Agreement.

2. Appointment of Escrow Agent. Escrow Agent hereby is appointed to act as escrow agent in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment. Escrow Agent will have all the rights, powers, duties and obligations provided in this Agreement.

3. Seller’s Principal Stockholder. In accordance with the provisions of the Merger Agreement, Seller’s Principal Stockholder is serving as agent and attorney-in-fact of Seller and the Stockholders of Seller for all actions and decisions under this Agreement, and any action taken, or instruction or authorization given, by Seller’s Principal Stockholder may be relied on by Buyer and Escrow Agent. Seller’s Principal Stockholder represents and warrants to Escrow Agent that Seller’s Principal Stockholder has the irrevocable right, power and authority to (i) enter into and perform this Agreement and bind all of the Stockholders of Seller to its terms, (ii) give and receive directions and notices under this Agreement and (iii) make all determinations that may be required or that Seller’s Principal Stockholder deems appropriate under this Agreement.

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4. Establishment and Adjustment of Escrow Fund.

(a)  As soon as practicable after the Effective Time, Buyer will cause to be delivered to Escrow Agent a certificate or certificates representing the Indemnification Escrow Shares. Such certificates will be registered in the name of Escrow Agent as nominee for the Stockholders of Seller and will be deposited with Escrow Agent, such total deposit, together with all dividends or other distributions with respect to the Indemnification Escrow Shares (if any) and any interest thereon (the “Escrow Amount”) to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth in this Agreement and at the Stockholders of Seller’s cost and expense, except as otherwise may be provided in this Agreement. Each Stockholder of Seller will be deemed to own beneficially the number of shares set forth opposite such Stockholder of Seller’s name on Schedule A attached hereto, including for the receipt of dividends and distributions in accordance with Section 7 hereof, determination of voting rights in accordance with Section 8 hereof and for the purposes of distribution of the Indemnification Escrow Shares upon termination of this Agreement. The Stockholders of Seller will not have the right to substitute other property for the Indemnification Escrow Shares. Escrow Agent will hold and safeguard the Escrow Fund during the term of this Agreement, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Indemnified Parties and will hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(b)   (c) No fractional shares will be retained in or released from the Escrow Fund pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Fund, Escrow Agent will “round down” in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are “rounded down,” no cash-in-lieu payments need to be made.

5. Purpose of Escrow Fund. The purposes of the Escrow Account will be, and the Escrow Fund will be applied to pay, all Losses incurred by or imposed on Buyer with respect to the matters set forth in Section 8.2 of the Merger Agreement.

6. Escrow Fund Not Exclusive Remedy. The availability of the Escrow Fund to pay Losses under Section 8.2 of the Merger Agreement will not limit in any way or restrict any other remedy available to Buyer under the Merger Agreement or applicable Law for the payment of or in respect of Losses arising from any inaccuracy in or breach of Seller’s representations and warranties contained in Section 2.2 of the Merger Agreement; provided, however, that, if Buyer is seeking only money damages with respect to such Losses, Buyer first will proceed against the Escrow Fund until the Escrow Fund is exhausted before exercising other remedies. With respect to all other Losses for which Buyer is entitled to indemnification under Section 8.2 of the Merger Agreement, the Escrow Fund will be Buyer’s sole and exclusive remedy.

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7. Splits, Distributions; Dividends. All shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) (“New Shares”) in respect of shares of Buyer Common Stock that have not been released from the Escrow Fund pursuant to this Agreement will be deposited with the Escrow Agent and added to the Escrow Fund and become a part of the Escrow Fund. Cash dividends on shares of Buyer Common Stock held in the Escrow Fund will be added to the Escrow Fund and will not be distributed to the Stockholders of Seller until this Agreement terminates. New shares and cash will be allocated among the Stockholders of Seller pro rata in accordance with the percentages indicated on Schedule A attached hereto.

8. Voting Rights. Each Stockholder of Seller will have voting rights with respect to the shares of Buyer Common Stock beneficially owned by such Stockholder of Seller that have not been released from the Escrow Fund pursuant to this Agreement (and with respect to all voting securities added to the Escrow Fund in respect of such shares of Buyer Common Stock).

9. Assertion and Settlement of Claims.

(a)   Subject to the terms and conditions of Section 8.2 of the Merger Agreement, from time to time during the term of this Agreement, Buyer may assert any claim (each, a “Claim”) for payment of Losses under Section 8.2 of the Merger Agreement and may demand satisfaction of such Claim from the Escrow Account. To assert a Claim, Buyer will deliver a written notice to Seller’s Principal Stockholder and Escrow Agent stating the amount of the Claim if such amount is ascertainable (a “Liquidated Claim”), the basis of such Claim in general terms and the date on which such notice is being sent (such notice, a “Certificate of Claim”). If Buyer cannot ascertain the amount of any such Claim (an “Unliquidated Claim”), then, to assert such Claim, Buyer will deliver to each of Seller’s Principal Stockholder and Escrow Agent a written notice stating Buyer’s then estimate of the anticipated maximum amount of such Claim, the basis of such Claim in general terms and the date on which such notice is being sent (such notice, a “Notice of Expected Claim”). The date on which such Certificate of Claim or Notice of Expected Claim is received by Seller’s Principal Stockholder and Escrow Agent is referred to herein as the “Notice Date”.

(b)   Escrow Agent, without concerning itself with Buyer’s explanation of the basis for any Liquidated Claim, may deliver to Buyer out of the Escrow Fund, as promptly as practicable, the portion of the Escrow Amount in the Escrow Fund equal to such Liquidated Claim:

(1) upon receipt by Escrow Agent of a written instruction executed by Seller’s Principal Stockholder and Buyer;

(2) thirty (30) days after the Notice Date of a Liquidated Claim delivered by Buyer pursuant to this Section 9, provided that Escrow Agent shall not have received from Seller’s Principal Stockholder a written objection to the disbursement (an “Objection”); or

(3) upon receipt of a final and unappealable order or ruling from a court or an arbitrator, as the case may be, ordering or instructing Escrow Agent to do so.

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Any objection by Seller’s Principal Stockholder will include a statement in reasonable detail of Seller’s Principal Stockholder’s basis for the Objection, and Seller’s Principal Stockholder will deliver a copy of any objection to Buyer. If Seller’s Principal Stockholder delivers to Escrow Agent and Buyer an Objection before such Liquidated Claim is satisfied from the Escrow Account, then such Liquidated Claim will remain pending to the extent an Objection has been received by Escrow Agent until resolved as provided herein (a “Disputed Liquidated Claim”). If, after receiving an Objection from Seller’s Principal Stockholder, Escrow Agent receives (1) the written consent of Seller’s Principal Stockholder to the disbursement by Escrow Agent of the amount of such Disputed Liquidated Claim, or (2) a written agreement executed by Buyer and Seller’s Principal Stockholder revising the amount of such Disputed Liquidated Claim and instructing Escrow Agent to disburse to Buyer such revised amount or (3) a final and unappealable order or ruling from a court or an arbitrator, as the case may be, obliging Seller to pay any amount specified therein (including attorneys’ fees payable by Seller), then Escrow Agent will be authorized to and will promptly deliver the portion of the Escrow Fund to Buyer in accordance with such documents.

(c)   Upon receipt by Escrow Agent of a written instruction of settlement executed by both Buyer and Seller’s Principal Stockholder that sets forth an agreement or settlement of an Unliquidated Claim, Escrow Agent will be authorized to and will promptly deliver to Buyer out of the Escrow Fund, as promptly as practicable, the portion of the Escrow Amount in the Escrow Fund equal to such Unliquidated Claim.

(d)   Any Unliquidated Claim that is not settled by a joint instruction of Buyer and Seller’s Principal Stockholder will remain pending until resolved pursuant to Section 11 hereof. At such time as any Unliquidated Claim becomes fully liquidated and known, it will be settled in accordance with the procedures for the settlement of Liquidated Claims set forth in this Section 9.

10. Value of Indemnification Escrow Shares. For the purposes of determining the number of shares of Buyer Common Stock to be delivered to Buyer out of the Escrow Fund as indemnity pursuant to Section 9 hereof, the shares of Buyer Common Stock will be valued at their fair market value. For the purposes of this Section 10, “fair market value” per share will be the average closing price of the Buyer Common Stock (as quoted on __________) during the ten (10) trading days ending two (2) business days before the day on which a distribution is to be made from the Escrow Fund. The Stockholders of Seller will be deemed to contribute shares from the Escrow Fund in satisfaction of any Claim pursuant to Section 9 hereof on a pro rata basis in accordance with the percentages indicated on Schedule A attached hereto.

11. Resolution of Claims. For a thirty (30) day period following delivery of any objection, Buyer and Seller’s Principal Stockholder will attempt to resolve all differences that they may have with respect to any matter specified in an Objection. Seller’s Principal Stockholder and Buyer will execute promptly a joint instruction to Escrow Agent regarding the resolution of all undisputed matters, and Escrow Agent will, promptly after receiving such instruction, disburse the indicated number of shares to Buyer. If, at the end of such thirty (30) day period, Buyer and Seller’s Principal Stockholder have failed to reach written agreement with respect to all of such matters, then all such matters with respect to which agreement has not been reached (the “Disputed Matters”) will be submitted to and settled by binding arbitration, which shall be administered by the American Arbitration Association.

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12. Termination. Escrow Agent will hold the Escrow Fund in escrow until the later of (a) the first anniversary of the Closing Date or (b) five (5) days after (i) all Liquidated and Unliquidated Claims asserted by Buyer on or before the date referred to in clause (a) above and not settled by such date (the “Pending Claims”) have been settled or resolved in accordance with the provisions of this Agreement, and the full amount of all payments to Buyer required thereby have been disbursed to Buyer, and (ii) all expenses of Stockholders of Seller and Pending Claims have been paid (the “Final Settlement Time”). Immediately after the Final Settlement Time, Escrow Agent will deliver the remaining portion of the Escrow Fund, if any, to the Stockholders of Seller, and the Escrow Account will terminate.

13. Limitations on Liability of Escrow Agent.

(a)   Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed or presented by the proper person or persons. Escrow Agent will not be liable for any action taken or omitted by Escrow Agent in connection with the performance of Escrow Agent’s duties and obligations under this Agreement, except for Escrow Agent’s own negligence or willful misconduct in performing Escrow Agent’s obligations under this Agreement. Escrow Agent will be under no obligation to institute or defend any action, suit or legal proceeding in connection with the Escrow Account or this Agreement unless Escrow Agent is indemnified to Escrow Agent’s satisfaction by the party or parties who desire that Escrow Agent undertake such action.

(b)   Escrow Agent will not be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to the identity, authority or rights of any person executing such instrument, except as above provided.

(c)   If Escrow Agent during the term of this Agreement receives or becomes aware of any conflicting demand or claim with respect to the Escrow Fund or any portion thereof or the rights of any of the parties hereto, or any money deposited herein or affected hereby, Escrow Agent will have the right to discontinue all further acts on Escrow Agent’s part until such conflict is resolved to Escrow Agent’s and the parties’ satisfaction.

(d)   Buyer and Seller’s Principal Stockholder jointly and severally agree to indemnify and hold Escrow Agent and Escrow Agent’s officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from all loss, cost, damages, expenses, liabilities, judgments and attorneys’ fees (including, without limitation, allocated costs of in-house counsel) suffered or incurred by the Indemnified Parties or any of them arising out of or in connection with this Agreement, except that this indemnity obligation shall not apply in the event of the gross negligence or willful misconduct of the Indemnified Parties or any of them. This indemnity shall survive termination of this Agreement.

14. Release of Escrow Agent. The retention and distribution of the Escrow Fund in accordance with the terms and provisions of this Agreement will fully and completely release Escrow Agent from all obligations or liabilities assumed under this Agreement with respect to the Escrow Fund.

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15. Compensation of Escrow Agent. Escrow Agent will be entitled to compensation pursuant to the schedule of fees attached hereto as Schedule B and to reimbursement of fees, costs and expenses, including reasonable attorneys’ fees, suffered or incurred by Escrow Agent in connection with the performance of Escrow Agent’s duties and obligations under this Agreement. Buyer and Seller’s Principal Stockholder (on behalf of the Stockholders of Seller) each will pay one-half of such compensation, fees, costs and expenses (the “Escrow Expenses”) and will promptly, upon demand by Escrow Agent, pay or reimburse Escrow Agent for all such amounts. Escrow Agent may withhold an amount from the Escrow Fund equal to one-half of the aggregate Escrow Expenses, representing the Seller’s portion of such expenses.

16. Resignation and Removal of Escrow Agent. Escrow Agent or any successor to Escrow Agent may resign and be discharged of Escrow Agent’s duties and obligations under this Agreement (other than obligations of Escrow Agent arising before the resignation date and not discharged as of that date) by delivering written notice to Buyer and Seller’s Principal Stockholder specifying the effective date of such resignation, which date will not be earlier than thirty (30) days following the receipt by Buyer and Seller’s Principal Stockholder of the notice of resignation. Such resignation will take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of Section 17 hereof and has accepted such appointment at an earlier date, in which case such resignation will take effect immediately upon receipt by such successor escrow agent of the Escrow Fund. Escrow Agent may be removed by the joint action of Buyer and Seller’s Principal Stockholder, with or without cause, at any time upon thirty (30) days’ prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

Notwithstanding any resignation or removal of Escrow Agent pursuant to this Section 16, Escrow Agent will continue to serve in its capacity as escrow agent until (i) a successor escrow agent is appointed in accordance with the provisions of Section 17 hereof and has accepted such appointment, and (ii) the Escrow Fund has been transferred to and received by such successor escrow agent. Buyer and Seller’s Principal Stockholder will promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 17 hereof.

17. Appointment of Successor Escrow Agent. If at any time Escrow Agent resigns, is removed or otherwise becomes incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy occurs in the office of Escrow Agent for any other cause, then a successor escrow agent will be appointed by Buyer, which successor escrow agent will be reasonably satisfactory to Seller’s Principal Stockholder, by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within thirty (30) days after the time Escrow Agent became incapable of acting or a vacancy occurred in the office of Escrow Agent, then any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent, and Escrow Agent will have the right to refuse to make any payment from the Escrow Fund until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent will transfer the Escrow Fund to Escrow Agent’s successor. Upon receipt by the successor escrow agent of the Escrow Fund, Escrow Agent will be discharged from any continuing duty or obligation under this Agreement, but such discharge will not relieve Escrow Agent from any liability incurred before such event, and the successor escrow agent will be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

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18. Miscellaneous.

(a) Notices. Any notice or other communication under this Agreement must be given in writing and either (a) delivered in person, (b) transmitted by facsimile machine or other telecommunications mechanism; provided that any notice so given also is mailed as provided in the following clause (c), (c) mailed by registered, express or certified mail, postage prepaid, return receipt requested, or (d) delivered by a generally recognized courier or messenger service that provides written acknowledgement of receipt by addressee, postage prepaid, as follows:

If to Buyer:	INDIGO-ENERGY, INC.

	Attn:	, CEO
Fax:

If to Seller’s Principal Stockholder:	Rajinder Brar

Fax:

If to Escrow Agent:	[NAME OF BANK]

Attn: Corporate Trust Department
Fax:

or to such other address or to such other person as any party shall have last designated by such notice to the other parties. Each such notice or other communication will be deemed received hereunder (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 18, (ii) if given by mail or courier service, three (3) business days after such communication is dispatched, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address.

(b) Buyer’s Account. Any portion of the Escrow Fund to be paid to Buyer under this Agreement will be delivered to Buyer at the address specified in Section 18(a) hereof.

(c) Assignment. The respective rights of Buyer and Seller’s Principal Stockholder under this Agreement are not assignable.

(d) Further Assurances. Each party will from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as are commercially reasonable and necessary to render effective the transactions contemplated hereby.

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(e) Sections and Other Headings. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(f) Integrated Agreement. This Agreement and the exhibits hereto constitute the entire agreement among the parties hereto, and no agreement, understanding, restriction, warranty or representation exists among the parties hereto other than those set forth herein or provided for herein. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

(g) Amendments; Waivers. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

(h) Counterparts. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement.

(i) Severability. If any provision of this Agreement is held to be unenforceable for any reason, then it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

(j) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Nevada (without reference to its rules as to conflicts of law).

(k) Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, then no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties hereto waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) ”or” is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision; (v) all references to “Section,” “Schedule” or “Exhibit” refer to the particular Section, Schedule or Exhibit in or attached to this Agreement; and (vi) “including” and “includes,” when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by “, but not limited to,” and “, but is not limited to,” respectively.

(l) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at Law or equity.

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(m) Facsimile of Other Electronic Transmission. The confirmed facsimile or other electronic transmission (including email) by each party hereto of a signed copy of the signature page of this Agreement to the other parties hereto or such parties’ agents shall constitute the delivery of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed effective as of the first date written above.

“Buyer”:

INDIGO-ENERGY, INC.,
a Nevada corporation

By:	/s/ James C. Walter, Sr.
Name: James C. Walter, Sr.
Title: Chief Executive Officer

“Seller’s Principal Stockholder”:

/s/ Rajinder Brar
Name: Rajinder Brar

“Escrow Agent”:

[NAME OF BANK]

By:
Name:
Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

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SCHEDULE A

Stockholder	Indemnification Escrow Shares Beneficially Owned	Percentage of Total Indemnification Escrow Shares Beneficially Owned

Rajinder Brar	14,242,424	100%
TOTALS	14,242,424	100%

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SCHEDULE B

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
INDIGO-ENERGY, INC.
Rajinder Brar
[Name of Bank/Escrow Agent]

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